UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (date of earliest event reported) June 4, 2002
                                                           ------------


                    Pacific Gulf Properties Liquidating Trust
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


          New York                   1-12768*                   41-6493035
          --------                   --------                   ----------
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)


                 Sixth & Marquette, Minneapolis, Minnesota 55479
                 -----------------------------------------------
              (Address and zip code of principal executive offices)


       Registrant's telephone number, including area code: (612) 316-1445


                 Pacific Gulf Properties Inc., 4220 Von Karman,
               Second Floor, Newport Beach, California 92660-2002
               --------------------------------------------------
          (Former name or former address, if changed since last report)







----------------------------

* Pacific Gulf Properties Liquidating Trust is the distributee of certain assets and liabilities of Pacific Gulf Properties Inc. and files reports under the latter's 1934 Act file number.

Item 5. Other Events and Regulation FD Disclosure.
        -----------------------------------------

         On or about May 31, 2002, the sale of a portion of the Sacramento property was consummated for a purchase price of $6,500,000. Net proceeds to the Liquidating Trust were approximately $5,935,000.

         The trust anticipates making a second distribution to beneficiaries in September 2002 at a rate to be determined.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2002                      PACIFIC GULF PROPERTIES
                                        LIQUIDATING TRUST

                                        By Wells Fargo Bank Minnesota,
                                        National Association, as Trustee


                                        By /s/ Timothy P. Mowdy
                                           --------------------

                                        Name: Timothy P. Mowdy

                                        Title: Corporate Trust Officer


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